SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

September 18, 2015

Date of Report (Date of earliest event reported)

MAIDEN LANE JEWELRY, LTD.

(Exact Name of Registrant as Specified in Its Charter)

New York	3911	49-6956015
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

64 West 48th Street, Suite 1107, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

212-840-8477

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former Name or former Address, if Changed Since Last Report)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)	Resignation of Samantha Manburg as Chief Operating Officer

On September 18, 2015, Maiden Lane Jewelry, Ltd. (the “Company”) entered into a Separation and Release Agreement with Samantha Manburg, the Company’s Chief Operating Officer. Pursuant to the Separation and Release Agreement, Ms. Manburg is resigning as the Chief Operating Officer for the Company, effective November 13, 2015. Ms. Manburg’s resignation was not based on any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

(b)	Appointment of Yitzchok Gurary as Chief Operating Officer

On September 18, 2015, the Company appointed Yitzchok Gurary, 31, to serve as the Company’s Chief Operating Officer, which appointment shall take effect as of the effective date of Ms. Manburg’s resignation. Mr. Gurary currently serves as President and Chief Financial Officer of the Company, which positions he has held since the Company’s inception. Mr. Gurary served as Chief Executive Officer of the Company from inception until February 2014. From 2007 to 2011, Mr. Gurary served as Vice President of Classique Creations, LLC, a jewelry manufacturer from which MLJ currently purchases jewelry. Mr. Gurary was the owner of Ocappi, Inc., a company which sold high end bridal rings exclusively through its website; Occapi ceased operations in February 2015.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 18, 2015	Maiden Lane Jewelry, Ltd.

	By:	/s/ Michael Wirth
Name: Michael Wirth
Title: Chief Executive Officer